Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3

TO LIMITED GUARANTY

Amendment No. 3, dated as of September 30, 2005 (this “Amendment”), by and between BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”) and HOMEBANC CORP. (the “Limited Guarantor”).

RECITALS

The Limited Guarantor has made a Limited Guaranty in favor of Buyer pursuant to that certain Limited Guaranty, dated as of June 7, 2004 as amended by Amendment No. 1, dated as of June 25, 2004 and Amendment No. 2, dated as of January 24, 2005 (the “Existing Limited Guaranty”; as amended by this Amendment, the “Limited Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Limited Guaranty.

The Limited Guarantor and the Buyer have agreed, subject to the terms and conditions of this Amendment, that the Existing Limited Guaranty be amended to reflect certain agreed upon revisions to the terms of the Existing Limited Guaranty.

Accordingly, the Buyer and the Limited Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Limited Guaranty is hereby amended as follows:

SECTION 1. Financial Covenants. Section 10(e)(i) of the Existing Limited Guaranty is hereby amended by deleting subclauses (A), (B) and (C) in their entirety and replacing them with the following:

“(A) Maintenance of Adjusted Tangible Net Worth. The Limited Guarantor shall maintain an Adjusted Tangible Net Worth of not less than $225,000,000 plus 85% of the net proceeds of any issuance of common or preferred shareholder equity.”

“(B) Maintenance of Ratio of Total Liabilities to Adjusted Tangible Net Worth. As of the end of each calendar month, the Limited Guarantor shall maintain the ratio of Total Liabilities to Adjusted Tangible Net Worth no greater than the ratios set forth below:

On and after this date	the maximum ratio is
The Amendment Effective Date	20:1

November 30, 2005	25:1

Upon the earlier of (i) the Limited Guarantor’s 2006 effort to increase capital through the public sale of additional common equity and (ii) May 31, 2006.	20:1

“(C) Maintenance of Ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth. The Limited Guarantor shall maintain the ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth no greater than 4.5:1.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of September 30, 2005 (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered and duly authorized officers of the Buyer and the Limited Guarantor;

(b) Amendment No. 7 to Repurchase Agreement, executed and delivered by duly authorized officers of the Buyer and the Sellers; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. The Limited Guarantor hereby represents and warrants to the Buyer that after giving effect to this Amendment it is in compliance with all the terms and provisions set forth in the Existing Limited Guaranty on its part to be observed or performed, and that no “event of default” has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Existing Limited Guaranty.

SECTION 4. Fees. The Limited Guarantor agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 5. Confidentiality. The parties hereto acknowledge that the confidentially provisions set forth in Section 29 of the Repurchase Agreement shall apply to this Amendment.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Limited Guaranty shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 9. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Limited Guaranty, the provisions of this Amendment shall control.

SECTION 10. Reaffirmation of Limited Guaranty. The Limited Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Limited Guaranty and acknowledges and agrees that such Limited Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as amended on the date hereof and as it may be further amended, modified and in effect, from time to time.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION,
as Buyer

By:	/s/ Paul Friedman
Name:	Paul Friedman
Title:	Senior Managing Director

HOMEBANC CORP., as Limited Guarantor

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Senior Vice President and Treasurer